UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2018

ENPHASE ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35480	20-4645388
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1420 N. McDowell Blvd
Petaluma, CA 94954
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (707) 774-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.
On February 4, 2018, Enphase Energy, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with a certain investor (the “Investor”), pursuant to which the Company, in a private placement, agreed to issue and sell to the Investor 9,523,809 shares of the Company’s common stock (the “Common Stock”), at a price per share of $2.10 (the “Shares”), for gross proceeds of approximately $20.0 million (the “Private Placement”). The Company intends to use the net proceeds from the Private Placement for general corporate purposes.
In connection with the Private Placement, the Company has granted certain registration rights to the Investor, pursuant to which, among other things, the Company will prepare and file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-3 (the “Registration Statement”) to register for resale the Shares on or prior to April 2, 2018.
The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 2.02 Results of Operations and Financial Condition.

On a preliminary unaudited basis, the Company estimates that its cash and cash equivalents as of December 31, 2017 was approximately $29 million. The estimate is a preliminary estimate based on currently available information, subject to audit, and does not present all necessary information for a complete understanding of the Company’s financial condition as of December 31, 2017 or its results of operations for the year ended December 31, 2017.

The information in this Item 2.02 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 3.02 Unregistered Sales of Equity Securities.
Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 3.02 in its entirety, the Company agreed to sell the Shares to one “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and Regulation S promulgated under the Securities Act and corresponding provisions of state securities or “blue sky” laws. The Investor represented that it is acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.
Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 9.01. Financial Statements and Exhibits.

     (d)  Exhibits .

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated February 4, 2018, by and between Enphase Energy, Inc. and the investor named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2018	ENPHASE ENERGY, INC.
	By:	/s/ Humberto Garcia
Humberto Garcia
Vice President and Chief Financial Officer